Power of Attorney
                       For Reports Pursuant to Section 16
                     of the Securities Exchange Act of 1934

             KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints the holders of each of the following titles with THE READER'S DIGEST ASSOCIATION, INC. ("RDA"), signing singly, as the undersigned's true and lawful attorney-in-fact to:

             (1) Execute for and on behalf of the undersigned Forms 3, 4 and 5, and any additional Forms for beneficial ownership of RDA securities pursuant to Section 16 of the Securities Exchange Act of 1934 and the rules thereunder;

             (2) Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such Forms and the timely filing of such Forms with the United States Securities and Exchange Commission and any other authority;

             (3) Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.


Title                                                   Current Titleholder

-----------------------------------             --------------------------------
Chief Financial Officer                                   Michael S. Geltzeiler

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Controller                                                Thomas D. Barry

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Corporate Secretary                                       Clifford H.R. DuPree

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General Counsel                                           Michael A. Brizel

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Senior Corporate Paralegal                                Peggy Cassin

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Treasurer                                                 William H. Magill


             The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned hereby revokes all previously granted powers of attorney relating to the same subject matter.

             The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

             IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 30th day of September, 2005.


/s/LISA A. CRIBARI                               LISA A. CRIBARI
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Signature                                        Print Name